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                                                                     EXHIBIT 5.1


                                 August 3, 1995




Shurgard Storage Centers, Inc.
Suite 2200
1201 Third Avenue
Seattle, WA  98101

     RE: 1,940,000 SHARES OF CLASS A COMMON STOCK, PAR VALUE $.001 PER SHARE, OF SHURGARD STORAGE CENTERS, INC. (THE "COMPANY")

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to (a) 1,760,000 shares of Class A Common Stock, par value $.001 per share (the "Common Stock"), to be issued pursuant to the Shurgard Storage Centers, Inc. 1995 Long-Term Incentive Compensation Plan (the "LTIP") and (b) 180,000 shares of Common Stock to be issued pursuant to the Shurgard Storage Centers, Inc. Amended and Restated Stock Option Plan for Nonemployee Directors (the "NED Plan"), which plans are hereinafter collectively referred to as the "Plans." The shares of Common Stock issuable under or pursuant to the Plans are hereinafter collectively referred to as the "Shares."

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued pursuant to the Plans, upon the due execution by the Company and

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Shurgard Storage Centers, Inc.
August 3, 1995
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the registration by its registrar of the Shares and the issuance thereof by the
Company in accordance with the respective terms of the Plans, and the receipt of consideration therefor in accordance with the respective terms of the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        Perkins Coie